UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2016

EVANS BREWING COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54995	46-3031328
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3815 S. Main Street, Santa Ana, CA	92707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 708-0082

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on December 10, 2016, Evans Brewing Company, Inc. (the “Company”) entered into a Stock Purchase Agreement with Michael J. Rapport and EBC Public House, Inc. (“EBC Public House”), pursuant to which the Company agreed to acquire all of the outstanding stock of EBC Public House in exchange for issuing 1,000,000 shares of the Company’s Series A Preferred Stock to Michael J. Rapport, as the seller of such shares of EBC Public House (the “Public House SPA”). The Public House SPA was disclosed on the Company’s Form 8-K filed December 15, 2016 and the Public House SPA was attached to such Form 8-K.

On September 29, 2016, the conditions precedent to the closing of the transactions contemplated by the Public House SPA were fulfilled and the closing of the acquisition occurred. In connection with such closing, the Company acquired 100% of the outstanding shares of EBC Public House from Mr. Rapport and issued 1,000,000 shares of the Company’s Series A Preferred Stock to Mr. Rapport.

In connection with the closing of the transactions contemplated by the Public House SPA, the Company and Michael J. Rapport also entered into an Indemnification Agreement for Closing Date Liabilities (the “Indemnification Agreement”) pursuant to which Mr. Rapport agreed to indemnify the Company for liabilities accrued as of the closing. The information set forth above is qualified in its entirety by reference to the actual terms of the Indemnification Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 above is incorporated herein by reference into this Item 2.01.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated herein by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Indemnification Agreement for Closing Date Liabilities dated as of September 29, 2016.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVANS BREWING COMPANY, INC.
(Registrant)

Dated: October 3, 2016	/s/ MICHAEL J. RAPPORT
Michael J. Rapport, Chief Executive Officer

3